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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to incorporation by reference in this Registration Statement on Form S-8 of Harte-Hanks, Inc. of our report dated January 27, 1998, relating to the consolidated balance sheets of Harte-Hanks, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statement of operations, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 annual report to Stockholders which is incorporated by reference in the December 31, 1997 annual report on Form 10-K of Harte-Hanks, Inc.

San Antonio, Texas
September 2, 1998


                                        /s/ KPMG PEAT MARWICK LLP



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